Exhibit 99.1

Horizon Aircraft Reports Results for Third Quarter of Fiscal Year 2026 and Provides Business Update

TORONTO, April 14, 2026 - New Horizon Aircraft Ltd. (“Horizon Aircraft” or the “Company”) (NASDAQ: HOVR), an advanced aerospace company developing one of the first hybrid-electric Vertical Takeoff and Landing (VTOL) aircraft, today reported its financial and operational results for the third quarter of fiscal 2026 ended February 28, 2026.

Recent Highlights:

●	Continued strong liquidity with $20 million in cash, including what the Company expects is sufficient working capital to get through planned aircraft development milestones through fiscal 2027;

●	Advancing the full-scale hybrid-electric Cavorite X7 aircraft (the “Cavorite X7”) from concept to reality; the Company expects to complete assembly later in 2026 with flight testing to commence in early 2027;

●	Significant manufacturing partnerships established with world class organizations including RAMPF Composite Solutions (fuselage production) and North Aircraft Industries (wing manufacturing and structural testing);

●	Commenced important collaboration with MHIRJ, a subsidiary of Mitsubishi Heavy Industries Ltd., to accelerate the Cavorite X7 manufacturing program through its highly specialized engineering support team;

●	Comprehensive evaluation performed by a globally recognized accounting firm validating the Cavorite X7’s projected operating cost of US$0.97 per available seat mile, which would significantly improve the economic performance for aircraft operators currently operating legacy helicopters and compares favorably to other aircraft in the Advanced Air Mobility space;

●	Significantly improved operational efficiency, reflected in lower administrative costs relative to increased engineering expenses as the full-scale aircraft production advances.

Brandon Robinson, Co-Founder and CEO of Horizon Aircraft, commented, “This quarter marked a major inflection point as the Cavorite X7 aircraft transitioned from the design phase into manufacturing. With strong strategic partnerships and collaborations, growing technical capabilities, and solid liquidity, we are confidently tracking to complete our full-scale prototype by the end of 2026.”

For more information, visit Horizon Aircraft’s website or watch its innovative technology in action on the Company’s YouTube channel.

Conference Call

New Horizon Aircraft will host a conference call on Tuesday, April 14, 2026, at 8:30 a.m. Eastern Time to review its financial and operational results. Participants may access the call by telephone at 888-506-0062 from North America and at 973-528-0011 from international numbers (Access Code: 835351) or by joining the live webcast on the Company’s investor relations website at https://ir.horizonaircraft.com/events-presentations. A replay of the webcast will be available shortly after the call.

About Horizon Aircraft

Horizon Aircraft (NASDAQ: HOVR) is an advanced aerospace company that is developing one of the world’s first hybrid-electric VTOL (Vertical Take-Off and Landing) aircraft designed to fly most of its mission in traditional wing-borne flight, offering industry-leading speed, range, and operational utility. Horizon Aircraft’s unique designs put the mission first and prioritize safety and performance. Upon successful completion of testing and certification of its full-scale aircraft, Horizon Aircraft intends to scale unit production to meet expected demand from regional aircraft operators, emergency service providers, and military customers.

For further information, visit:

Website www.horizonaircraft.com
LinkedIn https://www.linkedin.com/company/horizon-aircraft-inc

For further information, contact:

Investors:

Kathryn Burns
ir@horizonaircraft.com

Media:

Edwina Frawley-Gangahar
EFG Media Relations
+44 7580 174672
edwina@efgmediarelations.com

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “target,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements herein include, but are not limited to, statements relating to the targeted readiness of the full-scale hybrid Cavorite X7 eVTOL demonstrator aircraft for initial testing, development priorities and technical milestones; the Cavorite X7’s design specifications, anticipated operational parameters and projected performance, including assumptions regarding operating costs, fuel consumption, maintenance costs and utilization rates; funding and liquidity sufficiency and runway; certification and testing plans; and potential production, partnership, supply chain and market opportunities.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in the markets in which Horizon Aircraft competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Horizon Aircraft will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (iv) statements regarding Horizon Aircraft’s industry and market size; (v) financial condition and performance of Horizon Aircraft, including the condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Horizon Aircraft; (vi) Horizon Aircraft’s ability to develop, certify, and manufacture an aircraft that meets its performance expectations; (vii) successful completion of testing and certification of Horizon Aircraft’s Cavorite X7 eVTOL; (viii) the targeted future production of Horizon Aircraft’s Cavorite X7 aircraft; and (ix) other factors detailed by us in the Company’s public filings with the Securities and Exchange Commission (“SEC”) and under the Company’s profile on sedarplus.ca, including the disclosures under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC and filed under the Company’s profile on sedarplus.ca on August 22, 2025. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements, and while the Company may elect to update these forward-looking statements at some point in the future, it assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by applicable law. Horizon Aircraft does not give any assurance that Horizon Aircraft will achieve its expectations.